Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 7, 2021, in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-258238) and the related Prospectus of Qnergy Inc. dated August 13, 2021.

Haifa, Israel August 13, 2021	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global